Exhibit 10.4


                      REPLACEMENT REVOLVING LINE OF CREDIT

                                PROMISSORY NOTE


                                                                Phoenix, Arizona
$25,000,000.00                                                      July 1, 1995


1.       PROMISE TO PAY.

         For value received, CH MORTGAGE COMPANY, a Colorado corporation formerly known as American Western Mortgage Company ("Maker"), promises to pay to the order of BANK ONE, ARIZONA, NA at its office at 241 North Central Avenue, Phoenix, Arizona 85004, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), or so much thereof as shall from time to time be disbursed and outstanding under that certain Amended and Restated Mortgage Warehousing Credit and Security Agreement (as it may be amended, modified, extended, and renewed and replaced from time to time, the "Credit Agreement") of even date herewith between Maker and the payee named above, together with accrued interest from the date of disbursement on the unpaid principal at the applicable rate as set forth in Section 4. The payee named above shall have no obligation to make any Advances hereunder except in accordance with the Credit Agreement. This note (as it may be amended, modified, extended, and renewed from time to time, the "Note") is issued pursuant to, entitled to the benefits of, and referred to as the "Note" in the Credit Agreement. In the event of any inconsistency between the provisions of this Note and the provisions of the Credit Agreement, the Credit Agreement shall control. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

2.       MATURITY DATE.

         Absent the occurrence of an Event of Default hereunder or under any of the Credit Agreement, this Note, and other documents evidencing or securing the loans contemplated by the Credit Agreement (collectively the "Credit Agreement Documents"), the unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Maker under the terms of the Credit Agreement Documents, shall be due and payable on December 1, 1995 (the "Maturity Date"). If the Maturity Date should fall (whether by acceleration or otherwise) on a day that is not a Business Day, payment of the outstanding principal shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest included in such payment.

3.       PREPAYMENT.

         PREPAYMENT. Except as to payments due under this paragraph with respect to payment or conversion of a Libor Advance on a day other than the last Business Day in the Interest Period for such Libor Advance, Maker may prepay the outstanding principal balance hereof in whole or in part at any time prior to the Maturity Date without penalty or premium as stated in such notice by Maker; provided, however, that if any payment of all or any portion of a Libor Advance shall be made other than on the last day of the Interest Period for such Libor Advance for any reason (including, without limitation, any optional or required prepayment and any acceleration of the Maturity Date) then, anything in the Credit Agreement Documents to the contrary notwithstanding, Maker shall pay to the holder hereof contemporaneously with such prepayment, a payment equal to any losses, costs, or expenses that the holder hereof may reasonably incur as a result of such prepayment, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the holder hereof to fund or maintain such Libor Advance. Maker agrees to also make a payment under the immediately preceding sentence upon each conversion of a Libor Advance to either a Floating Rate Advance or a Fixed Rate Advance on a date other than the last Business Day of the Interest Period for such Libor Advance to be determined as if the amount so converted had been prepaid on the date of conversion. The obligations of Maker and the rights of the holder hereof under this paragraph shall survive payment and performance of the obligations of Maker and Guarantors under the Credit Agreement Documents and shall remain in full force and effect without termination. The holder hereof will furnish to Maker a certificate setting forth in reasonable detail the basis for the amount of each request by the holder hereof for payment under this paragraph. The determination by the holder hereof of amounts due under this paragraph shall be conclusive, absent manifest error.

4.       PAYMENTS.

         (a) Absent an Event of Default hereunder or under any of the Credit Agreement Documents, each Advance made hereunder shall bear interest from the date advanced at the applicable rate from time to time ("Interest Rate") as follows:

                  (i) Except to the extent that an Advance bears interest at the Fixed Rate or the Libor Rate, as defined herein, pursuant to this Note, interest shall accrue on the unpaid principal of each Advance at the Floating Rate. Interest at the Floating Rate shall be computed on the basis of a 360 day year and accrue on a daily basis for the actual number of days elapsed.

                  (ii) To the extent Maker shall elect as provided in this Note and to the extent not otherwise provided in this Note, interest shall accrue on the unpaid principal of an Advance at the Fixed Rate. Interest at the Fixed Rate shall be computed on the basis of a 360 day year and accrue on a daily basis for the actual number of days elapsed.

                  (iii) To the extent Maker shall elect as provided in this Note and to the extent not otherwise provided in this Note, interest shall accrue on the unpaid principal of an Advance at the Libor Rate. Interest at the Libor Rate shall be computed on the basis of a 360 day year and accrue on a daily basis for the actual number of days elapsed.

         As used in this Note:

                  "Balance Calculation Period" means the period covered by Maker's monthly account analysis statement prepared by the payee hereof and used by the payee hereof to determine Maker's Compensating Balances.

                  "Balances Deficiency" has the meaning set forth in Section (f) below.

                  "Balances Deficiency Fee" has the meaning set forth in Section
                  (f) below.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona, and, with respect to a Libor Advance, a day on which dealings are carried on in the London interbank market.

                  "Compensating Balances" means the value to the payee hereof (net of all service charges, all reserve requirements, FDIC insurance assessments and other costs, fees, expenses and amounts incurred by the payee hereof on account of such balances) of Maker's average daily, free, collected, non-interest bearing compensating balances maintained at Bank One, Arizona, NA, as determined by the payee hereof and set forth on Maker's monthly account analysis statement prepared by the payee hereof. In determining free, collected, non-interest bearing compensating balances, there shall be subtracted any uncollected or returned checks, and there shall be no adjustment for reserve requirements, FDIC insurance assessments or other costs incurred by the payee hereof on account of such balances.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors to the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate Reserve Percentage" for the Interest Period for each Libor Advance means the reserve percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental, or other marginal reserve requirement) for a member bank of the Federal Reserve System in San Francisco with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Interest Rate on Libor Advances is determined) having a term equal to such Interest Period.

                  "Fixed Rate" means the rate of three percent (3%) per annum.

                  "Fixed Rate Advance" means an Advance that bears or is requested to bear interest at the Fixed Rate.

                  "Floating  Rate"  means the rate per annum equal to the sum of
                  (i) one-quarter of one percent (.25%) per annum, and (ii) the Prime Rate. The Floating Rate will change on each day that the Prime Rate changes.

                  "Floating Rate Advance" means an Advance that bears or that is requested to bear interest at the Floating Rate.

                  "Interest Period" means, for each Libor Advance, the period commencing on the date of such Libor Advance and ending on the last day of the period selected by Maker pursuant to the provisions herein and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Maker pursuant to the provisions herein. The duration of each Interest Period shall be 30, 60, 90, or 120 days, as selected by Maker (A), for a new Advance, in the request for a Libor Advance or (B), for an outstanding Advance, in the request for a Libor Advance to continue bearing interest at the Libor Rate; provided, however, that:

                   (i) Interest Periods commencing on the same date shall be of the same duration;

                   (ii) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iii) No Interest Period with respect to any Advance shall extend beyond the Maturity Date.

                  "Libor Advance" means an Advance that bears or is requested to bear interest at the Libor Rate.

                  "Libor Rate" means the rate per annum equal to the sum of (i) two and one-quarter percent (2.25%) per annum, and (ii) the rate per annum obtained by dividing (A) the rate of interest determined by the holder hereof, based on Telerate System reports or such other source as may be selected by the holder hereof, to be the "London Interbank Offered Rate" at which deposits in United States dollars are offered by major banks in London, England, one (1) Business Day before the first day of the respective Interest Period by (B) a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage for the period equal to such Interest Period.

                  "Prime Rate" means the rate per annum most recently announced by Bank One, Arizona, NA, or its successors, in Phoenix, Arizona, as its " prime rate," as in effect from time to time. The Prime Rate is not necessarily the best or lowest rate offered by said bank, and said bank may lend to its customers at rates that are at, above, or below, the Prime Rate.

                  "Regulatory Change" means any change effective after the date of this Note in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including the holder hereof, of or under any United States federal, state, or foreign law, regulation or rule (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          (b) Each request for an Advance under the Credit Agreement shall, in addition to complying with the other requirements in the Credit Agreement,

                  (i) specify whether the Advance shall be an Advance that bears interest at the Floating Rate or shall be an Advance that bears interest at the Libor Rate; and

                  (ii)     if the Advance is to bear interest at the Libor Rate,
                           (A) specify the Interest Period, (B) be delivered to the holder hereof at least two (2) Business Days prior to the date of the requested Advance, (C) be in a minimum amount of $1,000,000 with integral multiples of $500,000 in excess thereof, and (D), when added to the number of previous Advances bearing interest at the Libor Rate, not cause the aggregate number of all outstanding Advances bearing interest at the Libor Rate to exceed four (4). Any Advance not complying with the foregoing requirements for an Advance bearing interest at the Libor Rate shall bear interest at the Floating Rate.

         (c) Subject to the provisions of Section (d) below, if Maker desires that any Advances are to bear interest at the Fixed Rate, Maker shall deliver notice thereof to the holder at least one (1) Business Day prior to the first day of the Balance Calculation Period (i.e., the first day of a calendar month), which notice shall specify the amount of Advances that are to bear interest at the Fixed Rate. If Maker elects to have interest accrue on any Advances at the Fixed Rate, then the unpaid amount of such Advances shall bear interest from and including the first day of such Balance Calculation Period.

         (d) If Maker desires that a Libor Advance continue to bear interest at the Libor Rate after the end of an existing Interest Period, Maker shall deliver to the holder hereof at least two (2) Business Days prior to the end of the existing Interest Period a notice making such election and specifying the new Interest Period. If Maker does not deliver such notice within such time, then after the existing Interest Period the Libor Advance shall become a Floating Rate Advance and shall bear interest at the Floating Rate.

                  Maker may on any Business Day, upon written notice to and received by the holder hereof not later than 12:00 p.m. (Phoenix, Arizona local time) (i) on the second Business Day, in the case of any conversion of a Floating Rate Advance or a Fixed Rate Advance into a Libor Advance and (ii) on the first Business Day in the case of any other conversion, prior to the date of the proposed conversion, convert any Advance of one type into an Advance of the other type; provided, however, that any conversion of a Libor Advance (A) shall only be made on the last day of the applicable Interest Period, (B) shall be made only as to an Advance in a minimum amount of $1,000,000 with integral multiples of $500,000 in excess thereof, and (C) shall not result after such requested conversion in the aggregate number of Libor Advances exceeding four (4), and further provided that any conversion of a Fixed Rate Advance shall only be made on the last day of the applicable Balance Calculation Period. Each such notice of a conversion shall specify the date of such conversion and the Advance(s) to be converted.

         (e) Notwithstanding any provision of the Credit Agreement Documents to the contrary, the holder hereof shall be entitled to fund and maintain its funding of all or any part of any Advance in any manner it sees fit; provided, however, that for the purposes of this Note, all determinations hereunder shall be made as if the holder hereof had actually funded and maintained each Libor Advance during the Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Libor Rate for such Interest Period.

                  If, due to any Regulatory Change, there shall be any increase in the cost to the holder hereof of agreeing to make or making, funding, or maintaining Libor Advances (including, without limitation, any increase in any applicable reserve requirement), then Maker shall from time to time, upon demand by the holder hereof, pay to the holder hereof such amounts as the holder hereof may reasonably determine to be necessary to compensate the holder hereof for any additional costs that the holder hereof reasonably determines are attributable to such Regulatory Change and the holder hereof will notify the Maker of any Regulatory Change that will entitle the holder hereof to compensation pursuant to this paragraph as promptly as practicable, but in any event within 90 days after the holder hereof obtains knowledge thereof; provided, however, that if the holder hereof fails to give such notice within 90 days after it obtains knowledge of such a Regulatory Change, the holder hereof shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that the holder hereof does give such notice. the holder hereof will furnish to Maker a certificate setting forth in reasonable detail the basis for the amount of each request by the holder hereof for compensation under this paragraph. Determinations by the holder hereof of the amounts required to compensate the holder hereof shall be conclusive, absent manifest error. the holder hereof shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by the holder hereof.

                  Notwithstanding any provision of the Credit Agreement Documents, if the holder hereof shall notify Maker that as a result of a Regulatory Change it is unlawful for the holder hereof to make Advances at the Libor Rate, or to fund or maintain Libor Rate Advances, (i) the obligations of the holder hereof to make Advances at the Libor Rate and to convert Advances to the Libor Rate shall be suspended until the holder hereof shall notify Maker that the circumstances causing such suspension no longer exist, and (ii) in the event such Regulatory Change makes the maintenance of Advances at the Libor Rate unlawful, Maker shall forthwith prepay in full all Libor Rate Advances then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified in the paragraph in this Note titled "PREPAYMENT," unless Maker, within five (5) Business Days of notice from the holder hereof, converts all Libor Rate Advances then outstanding into Floating Rate Advances or Fixed Rate Advances pursuant to the conversion procedures in this Note and pays all amounts in connection with such prepayments or conversions specified in the paragraph in this Note titled "PREPAYMENT."

                  Notwithstanding any other provision of the Credit Agreement Documents, if prior to the commencement of any Interest Period, the holder hereof shall determine (i) that United States dollar deposits in the amount of any Libor Advance to be outstanding during such Interest Period are not readily available to the holder hereof in the London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Libor Rate for such Interest Period in the manner prescribed above in the definition of "Libor Rate," then the holder hereof shall promptly give notice thereof to Maker and the obligation of the holder hereof to create, continue, or effect by conversion any Libor Advance in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the Libor Rate.

         (f) During any Balance Calculation Period where interest is accruing on any Advances at the Fixed Rate, if the average daily Compensating Balances maintained by Maker with Bank One, Arizona, NA are less than an amount equal to the average daily aggregate unpaid principal balance of all Fixed Rate Advances during such Balance Calculation Period (such deficiency being referred to herein as the "Balances Deficiency"), Maker will pay to the payee hereof a fee (the "Balances Deficiency Fee") for said Balance Calculation Period on the Balances Deficiency at a per annum rate equal to the Prime Rate minus two and three-fourths percent (2.75%) per annum (computed on the basis of a 360-day year and applied to the actual number of days elapsed during the Balance Calculation Period), which rate will be adjusted as of the effective date of each change in the Prime Rate. Any Balances Deficiency Fee payable hereunder shall be due and payable monthly after each Balance Calculation Period within two (2) Business Days after receipt by Maker from the payee hereof of a statement therefor containing the calculations made to determine such Balances Deficiency Fee, which statement shall be conclusive absent manifest error.

         (g) All payments of principal and interest and other amounts due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off. Maker will pay the amounts necessary such that the gross amount of the principal and interest and other amounts received by the holder hereof is not less than that required by this Note.

         (h) Interest hereunder shall be payable by Maker to the holder hereof on the first (1st) day of each and every month during the term of this Note commencing with the first (1st) day of the first month following the date hereof. If any payment of interest to be made by Maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest in such payment.

         (i) Payments of principal shall be due as provided in the Credit Agreement.

5.       LAWFUL MONEY.

         Principal and interest are payable in lawful money of the United States of America.

6.       APPLICATION OF PAYMENTS/LATE CHARGE.

         (a) Absent the occurrence of an Event of Default hereunder or under any of the other Credit Agreement Documents, any payments received by the holder hereof pursuant to the terms hereof shall be applied in the manner set forth in the Credit Agreement or, if not so set forth, in such order as the holder hereof may, in its sole discretion, elect. Any payments received by the holder hereof after the occurrence of an Event of Default hereunder or under any of the Credit Agreement Documents shall be applied in such order as the holder hereof may, in its sole discretion, elect.

         (b) If any payment of interest is not received by the holder hereof within fifteen (15) days of the due date thereof, then in addition to the remedies conferred upon the holder pursuant to Section 9 hereof and the other Credit Agreement Documents, a late charge of four percent (4%) of the amount due and unpaid will be added to the delinquent amount to compensate the holder hereof for the expense of handling the delinquency for such payment; provided, however, that the obligation to pay a late charge shall be subject to the provisions hereof limiting the charging, collection, and receipt of interest to the Maximum Rate.

7.       SECURITY AND GUARANTY.

         This Note is secured by and is entitled to the benefits of the Credit Agreement. The provisions of the Credit Agreement are incorporated herein by reference as if set forth in full, and this Note is subject to all of the covenants and conditions contained in the Credit Agreement. This Note is guaranteed by the Guaranty.

8.       EVENT OF DEFAULT.

         The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

         (a) Failure of Maker to make a payment of principal or interest within fifteen (15) days of the due date thereof or failure of Maker to make any other payment or perform any obligation hereunder; or

         (b) The occurrence of an Event of Default under any of the other Credit Agreement Documents.

9.       REMEDIES.

         Upon the  occurrence  of an Event of  Default,  the  entire  balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Credit Agreement Documents shall, at the option of the holder hereof and without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Credit Agreement Documents, and any judgment for such principal, interest, and other amounts, at the option of the holder hereof, shall bear interest equal to the lesser of (i) the Default Rate; or (ii) the Maximum Rate. No delay or omission on the part of the holder hereof in exercising any right under this Note or under any of the other Credit Agreement Documents hereof shall operate as a waiver of such right. The remedies of the holder hereof, as provided in this Note and in the Credit Agreement or any other instrument securing this Note, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the holder hereof, and may be exercised as often as occasion therefor shall arise.

10.      WAIVER.

         Maker, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, the holder hereof may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Credit Agreement Documents, accept additional security, release any Person liable, and release any security or guaranty. Maker, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

11.      CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

         No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the holder hereof to exercise and no delay by the holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

12.      ATTORNEYS' FEES.

         If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

13.      SEVERABILITY.

         If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

14.      INTEREST RATE LIMITATION.

         Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Credit Agreement, including without limitation, any fees to be paid by Maker pursuant to the provisions of the Credit Agreement Documents; provided, however, that in no event shall the amounts payable herein exceed the Maximum Rate.

15.      NUMBER AND GENDER.

         In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

16.      HEADINGS.

         Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

17.      CHOICE OF LAW.

         This Note shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflict of laws principles.

18.      INTEGRATION.

         The Credit Agreement Documents contain the complete understanding and agreement of the holder hereof and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

19.      BINDING EFFECT.

         The Credit Agreement Documents will be binding upon, and inure to the benefit of, the holder hereof, Maker, and their respective successors and assigns. Maker may not delegate its obligations under the Credit Agreement Documents.

20.      TIME OF THE ESSENCE.

         Time is of the essence with regard to each provision of the Credit Agreement Documents as to which time is a factor.

21.      RELATIONSHIP.

         The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained in this Note or in the Credit Agreement shall be interpreted or construed to make Maker and Payee partners, joint venturers or participants in any other legal relationship except for borrower and lender.

22.      SAVINGS CLAUSE.

         This Note and all of the other Credit Agreement Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Credit Agreement Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Credit Agreement Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidence by this Note, or if the holder's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is the express intent of Maker and the holder hereof that all excess amount theretofore collected by Holder be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Credit Agreement Documents have been paid in full, refunded to Maker), and the provisions of this Note and the other Credit Agreement Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Maker for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Maker to the holder hereof under this Note or arising under or pursuant to the other Credit Agreement Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits the holder hereof to contract for, charge or receive a greater amount of interest, the holder hereof will rely on federal law, for the purpose of determining the Maximum Rate. Notwithstanding anything to the contrary contained herein or in any of the other Credit Agreement Documents, it is not the intention of the holder hereof to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         If the laws of the State of Texas are ever deemed to govern this Note notwithstanding the parties' expressed intent to the contrary, the parties agree that TEX. REV. CIV. STAT. ANN. art 5069 Ch. 15 (which regulated certain revolving loan accounts and revolving tri-party accounts) shall in no event apply to this Note. Further, to the extent that TEX. REV. CIV. STAT. ANN. art 5069-1.04, as amended, is applicable to this Note, the "indicated rate ceiling" specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

23.      NOTICES.

         Notices under this Note will be given in the manner set forth in the Credit Agreement.

24.      REPLACEMENT NOTE.

         This Note is a replacement of (i) that Promissory Note dated November 27, 1992 in the principal amount of $15,000,000.00 made by Maker and payable to the holder hereof, as thereafter extended and modified, and
         (ii) that Revolving Line of Credit Promissory Note dated May 7, 1994 in the principal amount of $10,000,000.00 made by Miltex Mortgage of Texas Limited Partnership, a Texas limited partnership dba Miltex Mortgage Company, as thereafter extended and modified.

                                        CH MORTGAGE COMPANY, a Colorado
                                        corporation formerly known as
                                        American Western Mortgage Company



                                        By:   /s/Julie E. Collins
                                           -------------------------------------
                                        Name:    Julie E. Collins
                                             -----------------------------------
                                        Title:   Vice President
                                              ----------------------------------
                                                                         "Maker"